Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-34622, 33-40156 and 333-128811 on Forms S-3 and Nos. 33-63023, 333-63144 and 333-121364 on Forms S-8 of our report dated March 16, 2005 (November 22, 2005 as to Notes 1B, 1H, 1V, 13, 15 and 17), (which report expresses an unqualified opinion and includes explanatory paragraphs with respect to the Company’s 2003 adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities,  the Company’s restatement of the consolidated balance sheet as of December 31, 2003 and the related consolidated statement of cash flows for the year then ended and the presentation of certain components of the Company’s energy services businesses as discontinued operations), relating to the consolidated financial statements of Northeast Utilities, appearing in this Current Report on Form 8-K of Northeast Utilities dated November 22, 2005.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP

Hartford, Connecticut

November 22, 2005